SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2003

WOODWORKERS WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3579658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

000-33289

(Commission File Number)

126 Oxford Street Lynn, Massachusetts 01901-1132

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (781) 853-0900

Item 5.    Other Events.

As previously reported, on December 2, 2003, Woodworkers Warehouse, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). In connection with the bankruptcy petition filing, the Company sought orders from the Bankruptcy Court (1) authorizing the use of cash collateral under its Loan Agreement with Bank of America, N.A., Foothill Capital Corporation and Transamerica Business Capital Corporation to fund the Company’s operations as a debtor-in-possession and (2) approving an agency agreement dated November 25, 2003 between the Company, The Ozer Group LLC (“Ozer”) and Gordon Brothers Retail Partners, LLC (“GBRP”).

After an auction conducted in accordance with notice and bidding procedures approved by the Bankruptcy Court, on December 4, 2003 the Company entered into an agency agreement with Garcel, Inc., d/b/a Great American Group (“Great American”) whereby Great American will liquidate the Company’s inventories and store fixtures and equipment by conducting “going out of business” sales at the Company’s 93 retail store locations (the “Sales”) commencing on December 5, 2003 and ending on January 31, 2004, subject to extension upon the mutual agreement of the Company and Great American. The agency agreement with Great American was accepted by the Company as a higher and better bid and superseded the agency agreement with Ozer and GBRP, in accordance with the Bankruptcy Code.

On December 5, 2003, the Bankruptcy Court (1) entered an interim order authorizing the Company’s use of cash collateral under the Loan Agreement and (2) approved the Agency Agreement with Great American, including the Sales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 8, 2003

WOODWORKERS WAREHOUSE, INC.

Registrant

By:	/S/ WALTER SPOKOWSKI
Walter Spokowski President and Chief Executive Officer